Exhibit 10.1

Feel Golf Co., Inc.
200 S. Andrews Ave, Ste 703B
Ft. Lauderdale, FL 33301
(866) 326-3000

June 3, 2013

Jeffrey Maller, Esq.
4221 Wilshire Blvd., Suite 355
Los Angeles, California 90010

Re: Issuance of Shares for Legal Services

Dear Mr. Maller:

This letter confirms our plan to issue to you and your acceptance to receive 60 million shares of our Common Stock (the “Shares”), to be registered on Form S-8 with the Securities and Exchange Commission, in payment of $60,000 (the “Payment Amount”) of legal services previously rendered to Feel Golf Co., Inc. through the above date and as payment of legal services to be provided through September 30, 2013 (together, the “Services”).  None of the Services have or will be in connection with any capital raising transaction or with directly or indirectly promoting or maintaining a market for the securities of Feel Golf Co., Inc.

The Shares represent the estimated amount of shares necessary to cover the Payment Amount based on today’s market price.  To the extent the market price for the company should decrease prior to the issuance to the Shares, the Company agrees to issue you additional shares as necessary to fulfill our compensation commitment to you.

You further agree that as consideration for issuance of the Shares that in no event shall you be entitled to receive a number of shares of our common stock of which the sum of the number of shares of Common Stock beneficially owned by the you and any affiliates would result in beneficial ownership by you and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. Notwithstanding this registration of the Shares, we will only be entitled to receive the Shares (or a portion of them) to the extent that you have provided confirmation that the receipt of such shares will not cause you to violate the requirements of this paragraph.

Your signature below indicates your acceptance of the terms of this letter.

Regards,

/s/ Victoria Rudman
Victoria Rudman
Chief Executive Officer

Accepted:

/s/ Jeffrey Maller
Jeffrey Maller